UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2012

 Commission file number 001-16111

GLOBAL PAYMENTS INC.
(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Glenlake Parkway, North Tower, Atlanta, Georgia	30328-3473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     770-829-8234

NONE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the flowing provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 19, 2012, Global Payments Inc. (the “Company”) held its 2012 Annual Meeting of Shareholders (the “Annual Meeting”) at our offices in Atlanta, Georgia. The following is a summary of the matters voted on at that meeting.

(a)
The following directors were elected to serve as Class III directors until the Annual Meeting of Shareholders in 2015, or until their successors are duly elected and qualified or until their respective earlier resignation, retirement, disqualification, removal from office or death.

	Votes in Favor	Votes Withheld
Alex W. Hart	64,914,142	4,446,215
William I Jacobs	65,082,469	4,277,888
Alan M. Silberstein	68,899,665	460,692

(b)	The shareholders approved an advisory vote on the compensation of our named executive officers.

Votes in Favor	Votes Against	Abstain
66,235,639	2,934,207	90,512

(c)	The shareholders approved the Second Amended and Restated Articles of Incorporation which will become effective upon the filing with the Georgia Secretary of State.

Votes in Favor	Votes Against	Abstain
69,280,155	37,337	42,865

(d)	The shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent public accountants for the year ended May 31, 2013.

Votes in Favor	Votes Against	Abstain
71,254,502	2,696,992	6,986

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Payments Inc.
(Registrant)

Date: September 24, 2012    By: /s/ David E. Mangum
David E. Mangum
Chief Financial Officer

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